Exhibit 99.1

Immunovant Appoints Renee Barnett as Chief Financial Officer

–Ms. Barnett brings a wealth of financial experience to Immunovant
–Expands executive leadership team as Immunovant plans to return to the clinic across multiple indications

NEW YORK, September 15, 2021 – Immunovant, Inc. (Nasdaq: IMVT), a clinical-stage biopharmaceutical company focused on enabling normal lives for people with autoimmune diseases, today announced the appointment of Renee Barnett, as Chief Financial Officer, effective October 4, 2021.

"We are incredibly excited to have Renee Barnett join the Immunovant management team at this important time for our company,” said Pete Salzmann, M.D., Chief Executive Officer. "Renee brings a deep understanding of drug development and strategic financial management. She has consistently delivered outstanding results over the course of her career and thrives in dynamic, high-growth environments. As our team expands and we accelerate the development of batoclimab (IMVT-1401), Renee’s wealth of financial and executive experience will be invaluable.”

With two decades of experience in healthcare, Ms. Barnett began her career at Eli Lilly where she developed expertise in strategic financial leadership across the drug development life cycle through to commercialization, both in the US and in Europe. During her tenure at Lilly her roles included CFO of Lilly Austria and Switzerland as well as global lead for Financial Planning and Analysis, which included support of executive financial reporting and investor relations. More recently, Ms. Barnett served in a variety of executive-leadership functions at AbleTo, Inc., a technology-enabled healthcare service provider focused on virtual delivery of behavioral healthcare. Ms. Barnett’s roles at AbleTo included VP Finance and acting CFO, SVP Operations, and most recently Chief Integration Officer, a position in which she was responsible for leading AbleTo’s enterprise-wide digital transformation.

Ms. Barnett joins Immunovant as the company prepares to initiate a pivotal trial in myasthenia gravis (MG) as well as reinitiate its programs in thyroid eye disease (TED) and warm autoimmune hemolytic anemia (WAIHA). The company also plans to initiate trials in two additional indications based on regulatory alignment. "I am thrilled to join the Immunovant team at such an exciting and critical time as Immunovant leverages its strong financial position to advance the development of batoclimab across multiple indications with many opportunities to help enable normal lives for people with autoimmune diseases,” said Ms. Barnett.

Ms. Barnett holds an MBA from Harvard Business School and a BA in Physics from DePauw University.

About Immunovant, Inc.

Immunovant, Inc. is a clinical-stage biopharmaceutical company focused on enabling normal lives for people with autoimmune diseases. Immunovant is developing IMVT-1401, a novel, fully human anti-FcRn monoclonal antibody, as a subcutaneous injection for the treatment of autoimmune diseases mediated by pathogenic IgG antibodies.

Forward-Looking Statements

This press release contains forward-looking statements for the purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995 and other federal securities laws. The use of words such as “may,” “plan,” “might,” “will,” “would,” “should,” “expect,” “believe,” “estimate,” and other similar expressions are intended to identify forward-looking statements. Examples of these forward-looking statements include statements concerning Immunovant’s plans to return to the clinic and reinitiate trials in MG, WAIHA and TED and initiate additional clinical studies in at least two other indications based on regulatory alignment, the ability of Immunovant to identify new opportunities, the potential efficacy and success of IMVT-1401 and the potential of

IMVT-1401 to become a best-in-class treatment for multiple autoimmune diseases and to improve the quality of life for patients suffering from these conditions. All forward-looking statements are based on estimates and assumptions by Immunovant’s management that, although Immunovant believes to be reasonable, are inherently uncertain. All forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially from those that Immunovant expected. Such risks and uncertainties include, among others, initial results or other preliminary analyses or results of early clinical trials may not be predictive final trial results or of the results of later clinical trials; the availability of data from clinical trials; the expectations for regulatory submissions and approvals; the continued development of Immunovant’s product candidates; Immunovant’s scientific approach and general development progress; the availability and commercial potential of Immunovant’s product candidates including the size of potentially addressable markets and degree of market acceptance; and the potential impact of the COVID-19 pandemic on Immunovant’s clinical development plans and timelines. These and other risks and uncertainties are more fully described in Immunovant’s periodic and other reports filed with the Securities and Exchange Commission (SEC), including in the section titled “Risk Factors” in Immunovant’s most recent Quarterly Report on Form 10-Q filed with the SEC on August 9, 2021. Any forward-looking statement speaks only as of the date on which it was made. Immunovant undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

Contact:

Tom Dorney, MS, MBA
Director, Investor Relations & Strategy
Immunovant, Inc.
info@immunovant.com